Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Brad Wolfe
Chief Financial Officer
brad.wolfe@falconstor.com

FalconStor Software Announces Second Quarter 2019 Results Including 15% Global Billings Growth

AUSTIN, TEXAS (August 14, 2019) - FalconStor Software, Inc. (OTCQB: FALC), a market leader in software-defined storage and data management, today announced financial results for its second quarter ended June 30, 2019.

Key Financial Highlights for the Second Quarter of Fiscal 2019:

•	Achieved 15% sales growth, year over year,

•	Captured 114% of additional sales in the Americas, as compared to the same period of the previous year,

•	Year over year sales from our Backup & Archive Modernization solution (VTL) grew 82%,

•	Our China-specific risk exposure declined to just 2% of total sales, as compared to 12% in 2018.

Key Product Highlights

•
Completed phase 2 integration of our Backup & Archive Modernization technology (VTL) into the FalconStor Data Mastery Platform during Q2 in order to extend our leading storage orchestration and ease-of-use capabilities to backup and archive use cases.

•
Published expanded independent testing of our VTL technology by the Evaluator Group, an information management and data storage analyst firm. Their findings conclude that our solution delivers up to 6x better price/ performance than the leading competitor.

•	Completed cloud integrations for Amazon Web Services (AWS) Deep Archive storage.

•	Completed several key software compatibility certifications; including, Windows 2019, VMWare 6.5, and 6.7

“Q2 marked an important milestone in our work to return FalconStor to growth, as we increased global billings by 15% as compared to Q2 of 2018”, said Todd Brooks, CEO FalconStor. “I am especially pleased with the 82% year-over-year billings growth delivered through our Backup & Archive Modernization solution (VTL). According to IDC, up to 75% of data managed by an enterprise is directly related to routine data backup and archive. Our solution allows an enterprise to leverage existing backup policies and procedures, while ensuring the most stringent backup window is met, data storage capacity is reduced by up to 95%, and Cloud storage alternatives such as AWS, IBM-Cloud, and the Hitachi Content Platform (HCP), are integrated for improved data storage efficiency.”

“It is important to note that our Q2 billings grew as compared to Q2 2018 despite the fact we intentionally executed several actions to reduce our revenue exposure in China during the quarter,” Brooks continued. “While we will work diligently to support our existing China-based enterprise customers, we have elected to significantly reduce our footprint within the country and any new sales pursuits.”

“Finally, despite our exciting growth, I was disappointed that we failed to achieve an operating profit for an eighth straight quarter,” Brooks continued. “Achieving both consistent growth and operating profitability is key to our success plans. To ensure on-going quarterly cash-flow positive operations, we are implementing several changes, which are primarily targeted at ensuring our commercial dollars are being invested in the most effective way. The significant reduction in our China footprint is a prime example of this decision.”

Additional Financial Highlights for the Second Quarter of 2019

On August 6, 2019, following stockholder approval, the Company filed a certificate of amendment (which was effective August 8, 2019) to the Company’s Restated Certificate of Incorporation, as amended, with the Delaware Secretary of State to reduce the authorized shares of common stock, $.001 par value per share, to 30,000,000. In connection with this event, the Company effected a 100-for-1 reverse stock split of its issued and outstanding common stock. The par value and authorized shares of common stock were not adjusted as a result of the reverse stock split. Pursuant to Federal Industry Regulatory Authority guidance, the Company's stock will trade on the OTC market under the symbol FALCD, instead of FALC, through August 28, 2019. After this twenty day period has lapsed, trading of the Company's stock will resume under the symbol FALC. All of the share and per share information presented in the accompanying financial statements have been adjusted to reflect, unless otherwise stated, the reverse common stock split on a retroactive basis for all periods and as of all dates presented.

During the three months ended June 30, 2019, we recorded a GAAP Net Loss of $1.6 million, as compared to a GAAP Net Loss of $1.3 million for the prior year period. Despite our growth in sales, our results were constrained by product mix, as a result higher than anticipated hardware and appliance sales during the current period, which yield significant less profit margins, as compared to our key proprietary technology offerings.

Overall, total revenue for the three months ended June 30, 2019 was $4.0 million compared to $4.0 million in the prior year. Revenue recognition on sales is driven by several factors. First, the volume of new product licenses and maintenance sales, both for expansion of our existing installed base and the acquisition of new customers. Second, customer retention, which sustains maintenance renewal revenue over long term sales arrangements.

After our $0.5 million Term Loan repayment, we ended the quarter with $2.4 million of cash and cash equivalents, as compared to $3.1 million at December 31, 2018. Our plan is to be cash flow positive for 2019 and we are on track to achieve this plan.

	Three Months Ended,
(in millions except per share data)	June 30, 2019	December 31, 2018	June 30, 2018
Revenue	$4.0	$4.8	$4.0
Non-GAAP Expenses	$4.7	$4.0	$3.9
Non-GAAP Gross Margin	68%	81%	84%
Non-GAAP Operating Income	$(0.7)	$0.7	$0.2

Non-GAAP results above exclude the effects of stock-based compensation, restructuring costs and the effects of our Series A redeemable convertible preferred stock. A reconciliation between GAAP and non-GAAP information is provided on page 6 of this release.

	Three Months Ended June 30,				Change Period to Period
(in millions except per share data)	2019		2018
Total revenue	$4.0	100%	$4.0	100%	$—	—%
Total cost of revenue	$1.3	32%	$0.6	16%	$0.7	105%
Total operating expenses	$3.7	92%	$4.1	101%	$(0.4)	(10)%
GAAP operating income (loss)	$(1.0)	(24)%	$(0.7)	(17)%	$(0.3)	41%
GAAP net income (loss)	$(1.6)	(39)%	$(1.3)	(32)%	$(0.3)	20%
GAAP diluted EPS	$(0.27)		$(1.54)		$1.27

Conference Call and Webcast Information

The Company will host a conference call to discuss its financial results on Wednesday, August 14, 2019 at 3:30 p.m. CDT. To participate in the conference call, please dial:

Toll Free: 1-800-353-6461
International: 1-334-323-0501
Conference ID: 8684576

To view the presentation, please copy and paste the following link into your browser and register for this meeting. Once you have registered for the meeting, you will receive an email message confirming your registration.

https://www.webcaster4.com/Webcast/Page/1960/31102

A conference call replay will be available beginning August 14th at 6:30 PM CDT through 6:30 PM CDT on August 21st. To listen to the replay of the call, dial:

Toll Free: 1-888-203-1112
International: 1-719-457-0820
Passcode: 8684576

Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) restructuring costs, (ii) effects of our Series A redeemable convertible preferred stock, and (iii) non-cash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software

FalconStor Software, Inc (OTCQB: FALC ) empowers IT professionals to achieve mastery of their data - an organization’s most precious asset - so they can responsibly push the boundaries of what’s possible in the digital economy. The company’s award- winning flagship solution, FreeStor®, is a modern, comprehensive and easy-to-use global data mastery software platform that gives IT professionals centralized data management control across all their resources to reduce operational costs, lower risk, and avoid technology compromises. FalconStor’s vendor- and hardware-agnostic solutions are designed to work with existing investments across complex environments, including legacy data centers, hyper-converged infrastructure, cloud, and hybrids.
Founded in 2000, FalconStor is headquartered in Austin, Texas and has additional offices in New York, Europe and Asia. Our solutions are available and supported by a vast network of system integrators and resellers. For more information, please visit www.falconstor.com.
 # # #
FalconStor, FalconStor Software, FreeStor, and Intelligent Abstraction are trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.
Links to websites or pages controlled by parties other than FalconStor are provided for the reader's convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate. Use of information obtained by following these links is at the reader's own risk.
CONTACT INFORMATION
For more information, contact:
Brad Wolfe
Chief Financial Officer FalconStor Software Inc.
investorrelations@falconstor.com

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,400,953	$3,059,677
Accounts receivable, net	1,706,141	3,605,411
Prepaid expenses and other current assets	1,736,775	1,909,846
Contract assets, net	838,273	637,179
Inventory	104,737	14,885
Total current assets	6,786,879	9,226,998
Property and equipment, net	484,588	433,935
Operating lease right-of-use assets	2,454,349	—
Deferred tax assets, net	553,738	545,044
Software development costs, net	46,136	88,769
Other assets, net	1,037,877	919,609
Goodwill	4,150,339	4,150,339
Other intangible assets, net	85,746	91,334
Contract assets	222,825	516,643
Total assets	$15,822,477	$15,972,671
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$1,109,862	$551,389
Accrued expenses	2,284,591	2,879,473
Operating lease liabilities	1,753,015	—
Deferred revenue, net	5,071,197	6,859,592
Total current liabilities	10,218,665	10,290,454
Other long-term liabilities	760,574	1,549,692
Notes payable, net	2,746,419	3,124,827
Operating lease liabilities	1,281,804	—
Deferred tax liabilities, net	297,715	297,890
Deferred revenue, net	3,615,556	2,506,898
Total liabilities	18,920,733	17,769,761
Commitments and contingencies
Series A redeemable convertible preferred stock	10,523,748	9,756,706
Total stockholders' deficit	(13,622,004)	(11,553,796)
Total liabilities and stockholders' deficit	$15,822,477	$15,972,671

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue:
Product revenue	$1,470,430	$983,645	$3,216,214	$2,917,589
Support and services revenue	2,528,959	3,027,936	5,276,153	6,087,941
Total revenue	3,999,389	4,011,581	8,492,367	9,005,530
Cost of revenue:
Product	755,796	39,740	835,470	65,890
Support and service	537,105	590,309	1,107,590	1,319,197
Total cost of revenue	1,292,901	630,049	1,943,060	1,385,087
Gross profit	$2,706,488	$3,381,532	$6,549,307	$7,620,443
Operating expenses:
Research and development costs	764,276	928,097	1,720,847	1,932,795
Selling and marketing	1,296,909	872,109	2,369,347	2,065,659
General and administrative	1,397,886	1,451,884	2,826,085	3,106,824
Restructuring costs	202,679	809,245	360,372	635,982
Total operating expenses	3,661,750	4,061,335	7,276,651	7,741,260
Operating income (loss)	(955,262)	(679,803)	(727,344)	(120,817)
Interest and other loss, net	(80,217)	(323,750)	(345,456)	(313,420)
Income (loss) before income taxes	(1,035,479)	(1,003,553)	(1,072,800)	(434,237)
Income tax expense	136,244	551	223,830	62,990
Net income (loss)	$(1,171,723)	$(1,004,104)	$(1,296,630)	$(497,227)
Less: Accrual of Series A redeemable convertible preferred stock dividends	256,553	214,963	503,580	458,130
Less: Deemed dividend on Series A redeemable convertible preferred stock	—	—	—	2,269,042
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	134,223	77,645	263,462	115,750
Net income (loss) attributable to common stockholders	$(1,562,499)	$(1,296,712)	$(2,063,672)	$(3,340,149)
Basic net income (loss) per share attributable to common stockholders	$(0.27)	$(1.54)	$(0.35)	$(5.17)
Diluted net income (loss) per share attributable to common stockholders	$(0.27)	$(1.54)	$(0.35)	$(5.17)
Weighted average basic shares outstanding	5,879,225	844,482	5,875,907	646,163
Weighted average diluted shares outstanding	5,879,225	844,482	5,875,907	646,163

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP income (loss) from operations	$(955,262)	$(679,803)	$(727,344)	$(120,817)
Non-cash stock option expense (1)	16,231	29,519	$25,482	$6,624
Restructuring costs (benefit) (3)	202,679	809,245	360,372	635,982
Non-GAAP income (loss) from operations	$(736,352)	$158,961	$(341,490)	$521,789

GAAP net income (loss) attributable to common stockholders	$(1,562,499)	$(1,296,712)	$(2,063,672)	$(3,340,149)
Non-cash stock option expense, net of income taxes (2)	16,231	29,519	25,482	6,624
Restructuring costs (benefit) (3)	202,679	809,245	360,372	635,982
Effects of Series A redeemable convertible preferred stock (4)	390,776	292,608	767,042	2,842,922
Non-GAAP net income (loss) attributable to common stockholders	$(952,813)	$(165,340)	$(910,776)	$145,379

GAAP gross margin	68%	84%	77%	85%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin	68%	84%	77%	85%

GAAP gross margin - Product	49%	96%	74%	98%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Product	49%	96%	74%	98%

GAAP gross margin - Support and Service	79%	81%	79%	78%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Support and Service	79%	81%	79%	78%

GAAP operating margin	(24%)	(17%)	(9%)	(1%)
Non-cash stock option expense (1)	0%	1%	—%	—%
Restructuring costs (3)	5%	20%	4%	7%
Non-GAAP operating margin	(19%)	4%	(5%)	6%

GAAP Basic EPS	$(0.27)	$(1.54)	$(0.35)	$(5.17)
Non-cash stock option expense, net of income taxes (2)	0.00	0.03	0.00	0.01
Restructuring costs (3)	0.04	0.96	0.06	0.98
Effects of Series A redeemable convertible preferred stock (4)	0.07	0.35	0.13	4.40
Non-GAAP Basic EPS	$(0.16)	$(0.20)	$(0.16)	$0.22

GAAP Diluted EPS	$(0.27)	$(1.54)	$(0.35)	$(5.17)
Non-cash stock option expense, net of income taxes (2)	0.00	0.03	0.00	0.01
Restructuring costs (3)	0.04	0.96	0.06	0.98
Effects of Series A redeemable convertible preferred stock (4)	0.07	0.35	0.13	4.40
Non-GAAP Diluted EPS	$(0.16)	$(0.20)	$(0.16)	$0.04

Weighted average basic shares outstanding (GAAP and Non-GAAP)	5,879,225	844,482	5,875,907	646,163
Weighted average diluted shares outstanding (GAAP)	5,879,225	844,482	5,875,907	646,163
Weighted average diluted shares outstanding (Non-GAAP)	5,879,225	844,482	5,875,907	3,685,463

Footnotes:

(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cost of revenue - Support and Service	$449	$4,875	2,042	13,575
Research and development costs	861	18,744	5,606	41,350
Selling and marketing	1,248	4,525	3,658	12,457
General and administrative	13,673	1,375	14,176	(60,758)
Total non-cash stock based compensation expense	$16,231	$29,519	$25,482	$6,624

(2)
Represents the effects of non-cash stock-based compensation expense recognized, net of related income tax effects. For the three and six months ended June 30, 2019 and 2018, the tax expense for both GAAP and Non-GAAP basis approximate the same amount.

(3)	Represents restructuring costs which were incurred during each respective period presented.

(4)
Represents the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock, accrual of Series A redeemable convertible preferred stock dividends and deemed dividend on Series A redeemable convertible preferred stock.